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As filed with the Securities and Exchange Commission on May 7, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

K2 Inc.
(Exact name of registrant as specified in its charter)

Delaware	95-2077125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4900 South Eastern Avenue Los Angeles, California (Address of principal executive offices)	90040 (Zip Code)

K2 1999 Stock Option Plan
(Full title of the plan)

JOHN J. RANGEL
4900 South Eastern Avenue
Los Angeles, California 90040
(Name and address of agent for service)

(323) 724-2800
(Telephone number, including area code, of agent for service)

Copies to:
Bradford C. Weirick
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, Par Value $1.00 Per Share(4)	1,400,000	$8.30	$11,620,000	$1,069

(1)
Pursuant to Rule 416(a), this also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)
Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 1, 2002, which was $8.30.
(4)
Includes, with respect to each share of Common Stock, Preferred Stock Purchase Rights pursuant to the Registrant's Rights Agreement, dated as of July 1, 1999, between K2 Inc. and Harris Trust Company, as Rights Agent, and until a triggering event thereunder, the Rights trade with, and cannot be separated from, the Common Stock.

INTRODUCTORY STATEMENT

        This Registration Statement on Form S-8 is filed by K2 Inc., a Delaware corporation (the "Registrant"), relating to 1,400,000 shares of its common stock, par value $1.00 per share (the "Common Stock"), issuable to eligible persons under the K2 1999 Stock Option Plan (the "Plan").

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by the Registrant are incorporated by reference, as of their respective dates, in this Registration Statement:

  •
  Annual Report on Form 10-K for the period ended December 31, 2001, filed with the Securities and Exchange Commission (the "Commission") on April 1, 2002.

  •
  The description of the Common Stock contained in the Registrant's Registration Statement on Form S-4, filed with the Commission on May 8, 2001, including any amendment or report filed for the purpose of updating such description.

  •
  The description of the Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on August 9, 1999, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable

Item 5. Interests of Named Experts and Counsel

        Not Applicable

2

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Article 18 of the Registrant's Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its officers and directors for monetary damages for breach of fiduciary duty as a director to the fullest extent authorized by Delaware law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Certificate provides that: (a) the Registrant is required to indemnify its directors, officers and employees and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b) the Registrant is required to advance expenses, as incurred to such directors, officers and employees in connection with defending a proceeding; (c) the rights conferred in the Certificate are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; and (d) the Registrant may maintain director and officer liability insurance.

        The Registrant's policy is to enter into and it has entered into, indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Certificate, as well as additional procedural protections. The Registrant also maintains a limited amount of director and officer insurance. The indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act.

Item 7. Exemption From Registration Claimed

        Not Applicable

3

Item 8. Exhibits

        Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number		Exhibit
4.1*	—	Restated Certificate of Incorporation dated May 4, 1989, filed as Exhibit (3)(a) to Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.
4.2*	—	Certificate of Amendment of Restated Certificate of Incorporation dated May 31, 1995, filed as Exhibit 3(a)(ii) to Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.
4.3*	—	Certificate of Amendment of Restated Certificate of Incorporation, filed as Exhibit (3)(i) to Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference.
4.4*	—	By-Laws of K2 Inc., as amended and restated, filed as Exhibit 3 to Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.
4.5*	—	By-Laws of K2 Inc., as amended, filed as Exhibit 3 to Form 10-Q for the quarter ended June 30, 1999, and incorporated herein by reference.
4.6*	—	Rights Agreement dated July 1, 1999, between K2 Inc. and Harris Trust Company, filed as Item 2, Exhibit 1 to Form 8-A filed on August 9, 1999, and incorporated herein by reference.
5.1	—	Legal Opinion of Gibson, Dunn & Crutcher LLP
23.1	—	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
23.2	—	Consent of Ernst & Young LLP
24.1	—	Power of Attorney (contained on signature page hereto).

*
Incorporated by reference.

4

Item 9. Undertakings.

A.    The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the            day of May, 2002.

K2 INC.
By:	/s/ RICHARD M. RODSTEIN Richard M. Rodstein
Its:	President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard M. Rodstein and John J. Rangel, and each of them severally as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

S-1

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD M. RODSTEIN Richard M. Rodstein	Director, President and Chief Executive Officer	May 7, 2002
/s/ JOHN J. RANGEL John J. Rangel	Senior Vice President—Finance	May 7, 2002
/s/ RICHARD J. HECKMANN Richard J. Heckmann	Director, Chairman of the Board	May 7, 2002
/s/ JERRY E. GOLDRESS Jerry E. Goldress	Director	May 7, 2002
/s/ WILFORD D. GODBOLD, JR. Wilford D. Godbold, Jr.	Director	May 7, 2002
/s/ ROBIN E. HERNREICH Robin E. Hernreich	Director	May 7, 2002
/s/ LOU HOLTZ Lou Holtz	Director	May 7, 2002
/s/ STEWART M. KASEN Stewart M. Kasen	Director	May 7, 2002
/s/ ALFRED E. OSBORNE, JR. Alfred E. Osborne, Jr.	Director	May 7, 2002
/s/ DAN QUAYLE Dan Quayle	Director	May 7, 2002

S-2

Exhibit Number		Exhibit
4.1*	—	Restated Certificate of Incorporation dated May 4, 1989, filed as Exhibit (3)(a) to Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.
4.2*	—	Certificate of Amendment of Restated Certificate of Incorporation dated May 31, 1995, filed as Exhibit 3(a)(ii) to Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.
4.3*	—	Certificate of Amendment of Restated Certificate of Incorporation, filed as Exhibit (3)(i) to Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference.
4.4*	—	By-Laws of K2 Inc., as amended and restated, filed as Exhibit 3 to Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.
4.5*	—	By-Laws of K2 Inc., as amended, filed as Exhibit 3 to Form 10-Q for the quarter ended June 30, 1999, and incorporated herein by reference.
4.6*	—	Rights Agreement dated July 1, 1999, between K2 Inc. and Harris Trust Company, filed as Item 2, Exhibit 1 to Form 8-A filed on August 9, 1999, and incorporated herein by reference.
5.1	—	Legal Opinion of Gibson, Dunn & Crutcher LLP
23.1	—	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
23.2	—	Consent of Ernst & Young LLP
24.1	—	Power of Attorney (contained on signature page hereto).

*
Incorporated by reference.

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INTRODUCTORY STATEMENT
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES